Exhibit 4.1

THIS IS WATERMARKED PAPER, DO NOT ACCEPT WITHOUT NOTING WATERMARK. HOLD TO LIGHT TO VERIFY WATERMARK. PAPIER FILIGRANE, NE PAS ACCEPTER SANS VERIFIER LA PRESENCE DU FILIGRANE. POUR CE FAIRE, PLACER A LA LUMIERE. For value received, the undersigned hereby sell(s), assign(s) and transfer(s) unto Pour valeur recue, le soussigne vend, cede et transporte a (Print name(s) of person(s) to whom the securities are being transferred and the address for the register / Ecrivez le nom de la ou des personnes a qui les titres sont transferes et I'adresse pour le registre) (number of shares if blank, deemed to be all / nombre d'actions - s'il n'y a rien d'ecrit, la totalite est presumee) shares/ actions of the Corporation represented by this certificate, and hereby irrevocably constitutes and appoints_ __ the attorney of the undersigned to transfer the said securities with full power of substitution in this matter: de la Societe representees par le present certificat et constitue et nomme irrevocablement par les presentes----procureur du ou des soussignes pour transferer lesdits titres avec plein pouvoir de substitution a cet egard:
Dated /
Faitle
Signature Guarantee(s) * /
Gar antic des signatures*
(the transfer cannot be processed without
acceptable guarantees of all signatures /
le transfert ne peut etre effectue sans une
garantie acceptable de chaque signature)
Transferor(s) Signature(s)** /
Signature du ou des cedants*
* For transfers signed by the registered holder(s), their signature(s) must correspond with the name(s) on the certificate in every particular, without any changes.
In addition, every signature must be Signature Guaranteed by a Canadian
Schedule 1 chartered bank, or a member of one of the recognized medallion programs - Securities Transfer Agents Medallion Program (STAMP), Stock Exchanges
Medallion Program (SEMP) or New York Stock Exchange, Inc. Medallion Signature
Program (MSP).
* Pour les transferts signes par le ou les detenteurs inscrits, chaque signature doit correspondre exactement avec le ou les noms sur le ou les certificats, sans aucun changement.
Aussi, chaque signature doit etre garantie par une banque a charte de lAnnexe 1, ou un membre de 1'un des programmes de garantie Medallion - Securities Transfer
Agents Medallion Program (STAMP), Stock Exchanges Medallion Program (SEMP)
ou New York Stock Exchange, Inc Medallion Signature Program (MSP).